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                                                                    EXHIBIT 10.3



                     NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of the 1st day of June, 2000 (the "Date of Grant"), by and between Community Financial Group, Inc., a Tennessee corporation ("Corporation"), and J. Hunter Atkins ("Participant").

         WHEREAS, Corporation has adopted its 1997 Nonstatutory Stock Option Plan (the "Plan"); as amended, and

         WHEREAS, the committee chosen by Corporation to administer the Plan (the "Committee") has determined that Participant is eligible to receive an option to purchase shares of common stock of Corporation ("Stock") under a non-qualified stock option and has determined that it is in the best interest of Corporation to grant the stock option documented herein to Participant.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Grant of Option. Corporation hereby grants to Participant the right to purchase one hundred thousand (100,000) shares of Stock (the "Option Shares") at a price of ($13.1376) per Option Share (the "Option Price"), in accordance with the terms of this Agreement and the Plan (the "Option"). The Committee, exercising good faith, has determined that the Option Price is equal to at least one hundred percent (100%) of the fair market value of a share of Stock on the date hereof. The Option is not intended by the parties hereto to be, and shall not be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986 (the "Code")).

         II. Termination of Option.

             (i) Termination Date. The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been previously exercised or otherwise terminated, shall terminate and become null and void on June 1, 2010 at 5:00 P.M. (the "Termination Date"), subject to the limitation that any Option may not be exercisable more than three (3) months after Participant ceases to be an employee, director, or officer of Corporation, except as set forth in Section II (ii), and only to the extent that the Option would otherwise have been exercisable by Participant upon the date of termination.

             (ii) Death or Disability. Upon Participant's death or disability (within the meaning of Section 22(e)(3) of the Code), the Option may be exercised, to the extent not previously exercised, by the Participant, the Participant's legal representative, the legatees of the Option under Participant's Will or the distributees of the Option under the applicable laws of descent and





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distribution until the Termination Date, but only to the extent that the Option would otherwise have been exercisable by Participant. At the time of termination, the Committee may extend the exercise period for up to the earlier of three (3) years after termination or the Termination Date.

         III. Vesting. Subject to such further limitations as are provided herein, the Option shall vest and become exercisable in five (5) installments, Participant having the right hereunder to purchase from Corporation the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

             (i) upon execution of this Agreement, up to one-fifth (ignoring fractional shares) of the total number of Option Shares;

             (ii) on and after the first anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares;

             (iii) on and after the second anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares;

             (iv) On and after the third anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares; and

             (v) on and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

Any portion of this Option that is not vested shall vest immediately upon any one of the following events:

         a. the participant's death or disability (within the meaning of Section 22(e)(3) of the Code); or

         b. the closing of a transaction resulting in a majority change of control of Corporation or The Bank of Nashville, including any merger, sale of assets, transfer of stock, or any reorganization as defined in Section 368 of the Code.

         IV. Exercise of Option. The Option, or any portion of the Option eligible to be exercised by the Participant and not previously exercised, may be exercised at any time or times prior to the termination of the Option pursuant to the provisions hereof. The Option may be exercised only if compliance with all Federal and state securities and banking laws can be effected and only by
(i) Participant's completion, execution and delivery to Corporation of a notice of exercise and "investment letter" in the form attached hereto as Exhibit A, and (ii) Participant's payment to Corporation of an amount or with a fair market value (the average between the bid and asked price) equal to the sum of the amount obtained by multiplying the Option Price by the number of Option Shares being purchased plus any withholding tax required by law as determined by Corporation. Payment shall be made by check payable to Corporation, shares of Common




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Stock of the Corporation, or such other medium of payment as the Committee shall approve. Additionally, the Participant may choose a "dry option" whereby the Participant receives a number of shares of Stock equal to the fair market value of the Stock times the number of shares exercisable under the Option divided by the value of the Option. The value of the Option is the difference between the fair market value of the shares and the Option Price multiplied by the number of shares exercisable under the Option. Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, Corporation shall issue and deliver to Participant a certificate or certificates evidencing such number of Option Shares as Participant has so elected to purchase, but in the event Participant has not made a cash payment sufficient to cover applicable withholding taxes, the Corporation may retain sufficient stock to liquidate and pay such taxes. Such certificate or certificates shall be registered in the name of Participant and shall bear any legend required by any Federal or state securities law or agreement as Corporation shall determine.

         V. Transferability of Option. The Option may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except that the Option may be transferred upon the death of Participant as provided by Participant's Will or the applicable laws of descent or distribution. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. Notwithstanding the provisions of this Section, Participant, at any time prior to his death, may assign all or any portion of the Option to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse and lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 501(c)(3) of the Code. Any such assignment will be permitted only if (i) Participant does not receive any consideration therefore, and (ii) the assignment is permitted by the Plan. Any such assignment shall be evidenced by an appropriate written document executed by Participant, and a copy thereof shall be delivered to Corporation prior to the effective date of the assignment. Any permitted transferee will be entitled to all of the rights of Participant with respect to the assigned portion of the Option, and such portion of the Option will continue to be subject to all of the then existing terms, conditions and restrictions applicable to the Option, as set forth herein and in the Plan.

         VI. Adjustments. In the event of the declaration of any stock dividend on the Stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of Stock, or like adjustment, the number of shares of Stock and the class of shares of Stock available pursuant to the Option, and the Option Price, shall be adjusted proportionately as determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of stock, or like adjustment which results in substantially all the shares of the Stock of Corporation being exchanged for, or converted into cash or other property, the Committee or Corporation shall have the right to terminate the Option as of the date of the exchange or conversion in which case




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the Option shall convert into the right to receive such cash or property net of the Option Price of the Options.

         VII. Termination, Suspension or Amendment of Option. The Committee or Corporation may at any time terminate, suspend or amend the Plan or this Agreement.

         VIII. Postponement of Exercise. The Committee or Corporation may postpone any exercise of the Option for such time as it may deem necessary in order to permit Corporation (i) to obtain any required approvals of the exercise from bank or bank holding company regulators, (ii) to effect, amend or maintain any necessary registration of the Plan or the shares of Stock issuable upon the exercise of the Option under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any applicable jurisdiction, (iii) to permit any action to be taken in order to (A) list such shares of Stock on a stock exchange if shares of Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Stock, including any rules or regulations of any stock exchange on which the shares of Stock are listed, or (iv) to determine that such shares of Stock and the Plan are exempt from such registration or that no action of the kind referred to in (iii)(B) above needs to be taken; and Corporation shall not be obligated by virtue of any terms and conditions of this Agreement or any provision of the Plan to recognize the exercise of the Option or to sell or issue shares of Stock in violation of the Act or any state's securities laws. Any such postponement may, upon determination of Corporation, extend the terms of the Option but neither Corporation nor its directors or officers or the Committee shall have any obligation or liability to Participant or to any other person with respect to any shares of Stock as to which the Option shall lapse because of such postponement.

         IX. Participant's Rights. The granting of the Option shall impose no obligation upon Participant to exercise such Option. Participant shall have no equity interest in Corporation, nor shall Participant have any voting, dividend, liquidation or dissolution rights with respect to any capital stock of Corporation solely by reason of having the Option or having executed this Agreement. Upon the issuance and delivery of a certificate for Option Shares after exercise of the Option, Participant shall have the rights of a stockholder with respect to such Option Shares and to receive all dividends or other distributions paid or made with respect thereto. Nothing in this Agreement or the Plan shall confer upon Participant the right to continue as an employee, director, or officer or affect any right which Corporation may have to remove such Participant as such.

         X. Elimination of Fractional Shares. If this Agreement requires a computation of the number of shares of Stock subject to the Option, and the number so computed is not a whole number of shares of Stock, such number of shares of Stock shall be rounded down to the next whole number.

         XI. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, a copy of which is attached hereto as Exhibit "B" and the terms of which are incorporated herein by reference. The Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its





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interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. The provisions of the Plan shall control in the event of any inconsistencies between this Agreement and the Plan.

         XII. Reservation of Stock. Corporation covenants that while the Option is exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Option.

         XIII. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option and the Shares. This Agreement is an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares.

         XIV. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first class postage prepaid), in the case of Corporation, to its principal office, and, in the case of Participant, to Participant's address as shown on Corporation's records.

         XV. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

         XVI. Modifications. Except as otherwise provided in Section V, VI and VII herein, no change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

         XVII. Successors. This Agreement shall be binding on all permitted successors and assigns of Participant including any estate, executors or administrators, trustees, or personal or legal representatives, and, in such event all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, trustees or personal or legal representatives, as the case may be.

         IN WITNESS WHEREOF, Corporation and Participant have executed this Agreement as of the day and year first above written.


                                    COMMUNITY FINANCIAL GROUP, INC.



                                    By: /s/ Mack S. Linebaugh
                                        ----------------------------------------
                                    Title: Chairman
                                           -------------------------------------


                                    PARTICIPANT:


                                    /s/ J. Hunter Atkins
                                    --------------------------------------------



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